                                                                    Exhibit 99.1


                       __________________________________

                              Financial Statements
                    Required by Form 11-K in accordance with
                        Rule 15d-21 under the Securities
                              Exchange Act of 1934
                      ____________________________________


                   For the Fiscal Year Ended December 31, 1994
                                       of
                        The Zenith Investment Partnership
                                   401(k) Plan


                         ZENITH NATIONAL INSURANCE CORP.

          The principal executive offices of Zenith National
          Insurance Corp. are located at 21255 Califa Street,
          Woodland Hills, California 91367-5021.

ITEM 1.        NOT APPLICABLE

ITEM 2.        NOT APPLICABLE

ITEM 3.        NOT APPLICABLE

ITEM 4.        FINANCIAL STATEMENTS AND SCHEDULES
               PREPARTED IN ACCORDANCE WITH THE FINANCIAL
               REPORTING REQUIREMENTS OF ERISA

                                                                            Page
                                                                            ----

               Report of Independent Accountants                             2

               Statements of Net Assets Available for
               Benefits As Of December 31, 1994
               and 1993                                                      3

               Statements Of Changes In Net Assets
               Available For Benefits For Years
               Ended December 31, 1994 and 1993                              4

               Notes To Financial Statements                                 5

               Supplemental Schedules:

               Item 27a- Schedule of Assets Held For
               Investment As Of December 31, 1994                           12

               Item 27d- Schedule of Reportable
               Transactions For The Year
               Ended December 31, 1994                                      13

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   ZENITH NATIONAL INSURANCE CORP.
                                   -------------------------------
                                             (Registrant)



Date:  June 29, 1995               By:  /s/ Fredricka Taubitz
     -----------------                 ----------------------------
                                              (Signature)

                                     Fredricka Taubitz
                                     Executive Vice President
                                      & Chief Financial Officer

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                               ___________________



                     REPORT ON AUDITED FINANCIAL STATEMENTS
                           AND SUPPLEMENTAL SCHEDULES

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                               ___________________

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                          INDEX OF FINANCIAL STATEMENTS
                           AND SUPPLEMENTAL SCHEDULES

                                  _____________

                                                                            PAGE
                                                                            ----

Report of Independent Accountants                                            2


Financial Statements:

     Statements of Net Assets Available for Benefits
       as of December 31, 1994 and 1993                                      3

     Statements of Changes in Net Assets Available for
       Benefits for the years ended December 31, 1994
       and 1993                                                              4

     Notes to Financial Statements                                           5


Supplemental Schedules:

     Item 27a - Schedule of Assets Held for Investment
       Purposes as of December 31, 1994                                     12

     Item 27d - Schedule of Reportable Transactions
       for the year ended December 31, 1994                                 13

                        REPORT OF INDEPENDENT ACCOUNTANTS
                                 ______________

To the Administrative Committee of
The Zenith Investment Partnership
  401(k) Plan

We have audited the accompanying statements of net assets available for benefits of The Zenith Investment Partnership 401(k) Plan (the "Plan") as of December 31, 1994 and 1993 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of The Zenith Investment Partnership 401(k) Plan as of December 31, 1994 and 1993 and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of the Plan, listed in the index on page 1, are presented for purposes of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion are fairly stated in all material respects, in relation to the basic financial statements taken as a whole.


                                   Coopers & Lybrand L.L.P.

Los Angeles, California
June 16, 1995

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                        AS OF DECEMBER 31, 1994 AND 1993
                              ____________________



Assets:                                                   1994        1993
                                                          ----        ----

Investments:


   Zenith National Insurance Corp.
   Common stock, at market (330,908
   shares, $6,609,792 cost for 1994 and
   296,037 shares, $5,461,841 cost for
   1993)                                              $ 7,528,157   $ 6,623,915

   Short-Term Investment Fund                           7,816,842     5,508,150

   Invested cash                                           55,997       346,581
                                                      -----------   -----------

       Total investments                               15,400,996    12,478,646


Accrued investment income                                  34,976        14,755
                                                      -----------   -----------

Net assets available for benefits                     $15,435,972   $12,493,401
                                                      ===========   ===========









The accompanying notes are an integral part of these financial statements.

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
                               __________________


Additions:                              1994              1993
                                        ----              ----
 Contributions:
    Employer                        $   707,921       $   654,639
    Participants                      2,689,340         2,494,364
                                    -----------       -----------

    Total contributions               3,397,261         3,149,003
                                    -----------       -----------

Rollovers from other plans              137,394            25,685
                                    -----------       -----------

 Investment income:

    Dividends
     Zenith National
     Insurance Corp
     common stock                       322,909           272,505
     Short Term
     Investment Fund                    274,056           152,875

    Net appreciation in fair value
    of investment in Zenith
    National Insurance Corp.
    Common Stock                         22,100           478,673
                                    -----------       -----------

    Total investment income             619,065           904,053
                                    -----------       -----------

         Total additions              4,153,720         4,078,741
                                    -----------       -----------

Deductions:

  Withdrawals by participants         1,211,249           689,276
                                    -----------       -----------

         Net additions                2,942,571         3,389,465

Net assets available for benefits:

  Beginning of year                  12,493,401         9,103,936
                                    ------------      -----------

  End of year                       $15,435,972       $12,493,401
                                   ============       ===========




The accompanying notes are an integral part of these financial statements.

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                  ____________



1.   THE PLAN:

     The following is a general description of The Zenith Investment Partnership 401(k) Plan (the "Plan").

     GENERAL

     The Plan is a qualified stock bonus plan offered to all eligible employees of Zenith National Insurance Corp. ("ZNIC") and its affiliates ("the Company"), who are age twenty-one or older as of the enrollment dates. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended ("IRC"). All assets of the Plan are held by a trustee ("Trustee") in a trust ("Trust") created by a trust agreement dated as of August 1, 1988 ("Trust Agreement"). At December 31, 1994 and December 31, 1993 there were, respectively, 925 and 1,004 participants in the Plan.

     CONTRIBUTIONS

     Participants may elect to contribute between 1% to 12% of their basic compensation up to a maximum of $9,240 for 1994 and $8,994 for 1993 (Salary Reduction Contributions). The maximum is adjusted each year for increases in the cost of living as provided in applicable regulations. This annual amount is an aggregate limitation that applies to all of an individual's Salary Reduction Contributions and similar contributions under other plans. The Company contributes 33-1/3% of the participant's "matched" contribution amount (matched contributions are defined as the first 6% of each participant's monthly contributions). The Company's contribution is invested exclusively in the common stock of ZNIC ("Company Stock").

     The Salary Reduction Contributions, made on behalf of each participant, are paid to the Trustee on or immediately after the last day of each month. Through March 31, 1994, the Salary Reduction Contributions were deposited into either or both of two investment funds at the discretion of the participant. Effective after March 31, 1994, the Plan was amended whereby all Salary Reduction Contributions are deposited into the Short-Term Investment Fund.

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                                ________________


1.   THE PLAN, CONTINUED:


     PARTICIPANT ACCOUNTS

     Each participant's account is credited with: (1) the participant's contributions, (2) participant rollover contributions from non-Company plans, (3) the related Company matching contributions, and (4) fund earnings. Allocations of earnings are based on account balance as defined in the Plan Agreement. These accounts are summarized in the accompanying financial statements as net assets available for benefits.

     VESTING

     Each participant has an immediate, fully vested right to receive all Salary Reduction Contributions, all Company matching contributions made prior to January 1, 1991, and earnings thereon, upon termination from the Company, or upon separation caused by death of the participant. All Company matching contributions made after January 1, 1991 are subject to a five year graduated vesting schedule with respect to participants who became employed by the Company on or after April 1, 1988.

     However, irrespective of the vesting schedule, a participant is fully vested upon his death, disability or attainment of Normal Retirement Age.

     FORFEITURES

     Upon termination of service, a participant forfeits any non-vested Company contributions. Such forfeitures are used first to reinstate participant account balances previously forfeited which are subject to reinstatement under the terms of the Plan. Any remaining unused forfeitures are used to reduce current or future years contributions to the Plan by the Company.

     WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT

     Except in limited circumstances, withdrawals may not be made by a participant while employed by the Company. Hardship withdrawals of a participant's Salary Reduction Contributions are permitted where a participant has an

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                                __________________


1.   THE PLAN, CONTINUED:

     immediate and heavy financial need (as determined under Section 401(k)(2)(B)(IV) of the IRC) and that need cannot be satisfied from other resources of the participant. In addition, participants who are 59-1/2 years old may withdraw their Salary Reduction Contributions and Rollover balances plus applicable earnings under certain restrictions.

     INVESTMENTS

     Through March 31, 1994, each participant was able to direct that Salary Reduction Contributions for the participant's benefit and any earnings thereon be invested in one or both of the following funds:

     a. The Short-Term Investment Fund which invests in a no-load diversified open-end management investment company whose objective is maximum current income consistent with liquidity and the maintenance of a portfolio of high quality, short-term "money-market" instruments; or

     b. The Company Stock Fund which invests solely in Company stock.

     Effective after March 31, 1994, all Salary Reduction Contributions and any earnings thereon are only to be invested in the Short-Term Investment Fund. Also effective after March 31, 1994, participants may, at the end of any calendar quarter, cause the liquidation of all or part of the shares of Company Stock representing their Plan contributions (and earnings thereon) and transfer the proceeds to the Short-Term Investment Fund.

     The Company's contributions and any earnings thereon continue to be invested in the Company Stock Fund and are not subject to participant direction until such participant reaches age fifty-five (55).

     PAYMENT OF BENEFITS

     Upon termination of employment, if a distribution is made, a participant
     (1) receives cash with respect to the Short-Term Investment Fund and (2) may elect to receive cash or shares of Company Stock plus cash in lieu of any fractional shares, with respect to the Company Stock Fund.

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                                __________________


1.   THE PLAN, CONTINUED:

     EXPENSES

     Expenses in connection with the purchase or sale of stock or other securities are charged to the fund for which such purchase or sale is made. The Trust Agreement stipulates that expenses incurred by the Trustee in the performance of its duties shall be paid from the funds held in the Trust unless paid by the Company at its sole discretion. During 1994 and 1993, the Company elected to pay the Trustee's expenses in excess of the interest earned during the year on temporarily invested cash. The total Trustee expenses for 1994 and 1993 were $25,951 and $24,197, of which $4,944 and $959 respectively, were offset by income on unallocated cash temporarily invested. The balances of $21,007 and $23,238 were paid by the Company. In addition, certain administrative expenses such as accounting, legal and recordkeeping fees, were paid by the Company during 1994 and 1993.

     TERMINATION

     While the Company has not expressed an intent to terminate the Plan, it may do so at any time. Upon such termination, each participant shall be fully (100%) vested in his account balances, determined as of the date of such termination.

     ADMINISTRATION

     The Plan is administered by an Administrative Committee appointed by the Board of Directors of ZNIC.

     The Administrative Committee has responsibility for administration of the Plan, including supervision of the collection of contributions, delivery of such contributions to the Trustee, and maintenance of necessary records.

     The Trustee is City National Bank, Beverly Hills, California. The Trustee's responsibilities include receipt of Plan contributions, investment and maintenance of trust assets in the available funds, and distributions under the Plan of such amounts as the Committee shall direct from time to time.

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                               __________________



1.   THE PLAN, CONTINUED:

     PLAN AMENDMENTS

     A plan amendment was adopted by the Board of Directors of ZNIC on March 17, 1994 with an effective date of March 31, 1994. The amendment provides that after March 31, 1994 no future additions to any Participant Matched Contributions or Unmatched Contributions Account are to be invested in Company Stock, except that dividends on shares of Company Stock comprising March 31, 1994 balances shall continue to be reinvested in Company Stock. The amendment also provides that participants may, at the end of any calendar quarter, cause the liquidation of all or part of the shares of Company Stock representing their Plan contributions (and earnings thereon) and transfer the proceeds to the Short-Term Investment Fund.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


     INVESTMENTS

     Investments are stated at fair value.

     The value ("net asset value") of a share of the no-load diversified open-end management investment company ("Management Company") in which the Short-Term Investment Fund invests is determined by adding the value of all securities and other assets in the Management Company's portfolio, deducting the Management Company's liabilities and dividing by the number of shares outstanding. The Management Company intends to use its best efforts to maintain a constant net asset value of $1 per share.

     The value of the Company Stock is determined using the December 31, 1994 and 1993 closing price on the New York Stock Exchange.

     Purchases and sales of securities are reflected on a trade date basis (the date when the order to buy or sell is executed). Gains or losses on sales of securities are computed on an average cost basis.

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                                _________________


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     Dividend income is accrued on the ex-dividend date.
     The net appreciation (depreciation) in the fair value of the Plan's investments disclosed in the Statement of Changes in Net Assets Available For Benefits consists of realized gains or losses and unrealized appreciation (depreciation) on investments.

     CONTRIBUTIONS

     Company and participant contributions are recorded in the period that a participant's payroll deduction is made.

3.   TAX STATUS:

     The Plan was designed to qualify under Sections 401(a) and 401(k) of the IRC and for the Trust to be exempt from federal income taxes under Section 501(a) of the IRC. The Plan has received a favorable determination letter from the Internal Revenue Service as to the above. The Plan has applied for an updated Determination Letter that the Plan, as amended, continues to be qualified under Section 401 of the IRC and that the Trust continues to be exempt from federal income tax under Section 501(a) of the IRC.

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                                _________________


4.   RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500:

     Amounts allocated to withdrawing participants for benefit claims that have been processed and approved for payment prior to December 31, but not yet paid are included in net assets available for plan benefits. For reporting to the Department of Labor, these amounts are reported as a liability on the Form 5500.

     The following is a reconciliation of net assets available for plan benefits at December 31, 1994 as shown in the accompanying financial statements to those shown in the Form 5500:


     Net assets available for
          plan benefits per the accompanying
          financial statements                         $15,435,972

     Amounts allocated to
          withdrawing participants                         342,160
                                                       -----------

     Net assets available for plan
          benefits per the
          Form 5500                                    $15,093,812
                                                       -----------
                                                       -----------

     The following is a reconciliation of benefits paid to participants for the year ended December 31, 1994 as shown in the accompanying financial statements to those shown in the Form 5500:


     Benefits paid to participants
          per the accompanying
          financial statements                         $ 1,211,249

     Add: Amounts allocated to
          withdrawing participants
          at end of year                                   342,160
                                                       -----------

     Benefits paid to participants
          per the Form 5500                            $ 1,553,409
                                                       -----------
                                                       -----------


                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                                _________________


5.   FEDERAL INCOME TAXES APPLICABLE TO PARTICIPANTS:

     The income tax rules affecting Plan participation are complex, subject to interpretation by the Secretary of the Treasury and subject to change. A general summary of the Federal tax consequences of participation in the Plan follows. An expanded discussion of tax consequences is available in the prospectus dated June 26, 1988, as amended March 18, 1994 related to the Plan.

     In general, 401(k) Company and Salary Reduction Contributions are not subject to tax when made. In addition, earnings and gains on a participant's account are not subject to tax when credited.

     Generally, distributions from the Plan are subject to tax in the year received from the Plan. However, under certain circumstances, a distribution, or part thereof, may not be taxed if rolled over to an Individual Retirement Account or other qualified plan. If taxable, a distribution may be eligible for special tax treatment under the IRC.


     In addition to regular taxes, most distributions received before a participant is age 59-1/2 will be subject to a 10% additional tax. Under limited circumstances, distributions in excess of IRC determined limits will be subject to a 15% excise tax.

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

              ITEM 27A SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             AS OF DECEMBER 31, 1994
                                   ___________


                                                  CURRENT
DESCRIPTION                          COST          VALUE
- -----------                          ----          -----
Zenith National Insurance Corp.
  Common Stock, 330,908 shares,
  $1 par value per share           $6,609,792     $7,528,157


Merrill Lynch Institutional Fund
  7,816,842 shares,
  $1 par value per share            7,816,842      7,816,842


City National Bank Money Market
  Investment Account*
  55,997 shares,
  $1 par value per share               55,997         55,997







*Indicates party in interest

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN
                  ITEM 27d SCHEDULE OF REPORTABLE TRANSACTIONS

                      for the year ended December 31, 1994

                   ___________________________________________


                                                                                   Current value of Asset           Net Gain
Description          Purchase Price       Selling Price           Cost              on Transaction Date             or (Loss)
- -----------          --------------       -------------           ----              -------------------             ---------
Purchases:

Zenith National
Insurance Corp.
common stock           $1,688,392                                                        $1,688,392


Merrill Lynch
Institutional Fund      3,067,360                                                         3,067,360


City National Bank
Money Market
Investment Account      4,153,456                                                         4,153,456

Sales:

Zenith National
Insurance Corp.
common stock                                 $806,250           $  540,441                  806,250                  $265,809

Merrill Lynch
Institutional Fund                            758,668              758,668                  758,668                     -0-

City National Bank
Money Market
Investment Account                          4,444,040            4,444,040                4,444,040                     -0-
